
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      28,431,683
<SECURITIES>                                         0
<RECEIVABLES>                                  159,418<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              29,733,482<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                29,733,482<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,299,409<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,282,281
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 17,128
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             17,128
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    17,128
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $95,830 and due from DWR of $63,588.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,142,381.
<F3>Liabilities include redemptions payable of $183,097, accrued management fees of $97,811, and accrued administrative expenses of $57,947.
<F4>Total revenue includes realized trading revenue of $2,380,942, net change in unrealized of $(913,771) and interest income of $832,238.

